UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

GameSquare Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39389	99-1946435
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 464-6400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2025, GameSquare Holdings, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Lucid Capital Markets, LLC (the “Underwriter”) pursuant to which the Company will issue and sell to the Underwriter pursuant to the Underwriting Agreement 46,666,667 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $1.50 per Share, and grant to the Underwriter an option for the issuance and sales of up to 7,000,000 additional Shares (the “Option”) to be sold by the Company (the “Offering”). The Offering closed on July 18, 2025. The aggregate gross proceeds to the Company from the Offering will be approximately $61.5 million, after deducting an underwriting discount of 7% of the price to the public, but before deducting expenses payable by the Company in connection with the Offering. Pursuant to the Underwriting Agreement we have also agreed to issue the Underwriter’s common stock purchase warrants (the “Representative’s Warrant”) to purchase up to 10% of the securities sold in the Offering at an exercise price of $1.80.

The Company expects to use the net proceeds from the Offering for general corporate purposes, with a primary focus on cryocurrency-related investments. These may include, without limitation, the acquisition of cryptocurrencies, including Ethereum; the development and implementation of a cryptocurrency treasury strategy; and other strategic investments in digital assets, blockchain infrastructure, or related technologies. The Company may also use a portion of the proceeds for mergers and acquisitions of companies, businesses, or assets that complement its strategic objectives; and for general working capital and operational expenditures.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Underwriter, customary conditions to closing, and customary indemnification obligations of the Company.

The Offering was made pursuant to a registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on June 4, 2025 (Registration No. 333-285543), a base prospectus filed as part thereof, a preliminary prospectus supplement, dated July 16, 2025, and a final prospectus supplement, dated July 18, 2025.

The Underwriter Agreement and Form of Representative’s Warrant are filed as Exhibits 10.1, and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The descriptions of the terms of the Underwriter Agreement and Representative Warrant set forth above are qualified in their entirety by reference to such exhibits.

A copy of the legal opinion and consent of Baker & Hostetler LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. Simultaneously with the closing of the Offering, pursuant to the Underwriting Agreement, the Company agreed to issue to the Underwriter and/or its designees, the Representative’s Warrants to purchase up to 5,366,666 shares of Common Stock (representing 10% of the aggregate number of Shares sold in the Offering, including the Option), as a portion of the underwriting compensation payable to the Underwriter in connection with the Offering. The Representative’s Warrants will be exercisable during the period commencing upon issuance until the five-year anniversary of the closing of the Offering, at an exercise price per share of $1.80. The Representative’s Warrants have not and will not be registered and included in the registration statement or the related prospectus. As a result, the Representative’s Warrants provide for registration rights upon request, in certain cases. The Representative’s Warrants also contain a “cashless exercise” feature that allows the holders to exercise such warrants without a cash payment to the Company upon the terms set forth therein.

The Representative’s Warrants and underlying shares of Common Stock to be issued and sold to the Underwriter will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Representative’s Warrants and the underlying shares of Common Stock may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

Item 8.01. Other Events.

Launch and Pricing Press Releases

On July 16, 2025, the Company issued a press release announcing the launch of the Offering, and on July 17, 2025, the Company issued a press release announcing the pricing of the Offering. The launch and pricing press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Exercise of Underwriter Option

On July 18, 2025, the Underwriter partially exercised its Option pursuant to the Underwriting Agreement and purchased 3,500,000 Shares at a price of $1.50 per Share. The Underwriter’s partial exercise of its Option resulted in additional gross proceeds to the Company of $4,882,500 after deducting the underwriting discount of 7% of the price to the public.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement between GameSquare Holdings, Inc., and Lucid Capital Markets, LLC dated July 17, 2025.
4.1	Form of Representative Warrant
5.1	Opinion of Baker & Hostetler LLP.
23.1	Consent of Baker & Hostetler LLP (contained in Exhibit 5.1).
99.1	Launch Press Release issued by GameSquare Holdings, Inc., dated July 16, 2025.
99.2	Pricing Press Release issued by GameSquare Holdings, Inc., dated July 17, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: July 18, 2025	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director